GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

GERMAN AMERICAN ANNOUNCES APPOINTMENT OF ZACHARY W. BAWEL TO ITS BOARD OF DIRECTORS

Jasper, Indiana, June 29, 2018 - German American Bancorp, Inc. (NASDAQ:GABC) today announced that Zachary W. Bawel has been appointed to its Board of Directors, effective July 1, 2018. Mr. Bawel has also been appointed to the Compensation Committee of the Board of Directors, and to the board of directors of the Company’s bank subsidiary, German American Bank.

Mr. Bawel, who holds a bachelor’s degree in finance from Indiana University School of Business, is President & COO of Jasper Engines & Transmissions, a 100% Associate-Owned, 75 year-old Jasper, Indiana based company with over 3,000 employees nationwide. He has over 30 years of sales, distribution and management experience with the company, having served as President since 2011.

Bawel currently also serves on the executive committee and on the board of directors of Jasper Engines and is a member of the advisory board of WireCrafters LLC, the nation’s leading manufacturer of woven and welded wire partitions and other related material handling products.

U. Butch Klem, Lead Director and Chair of the Governance/Nominating Committee of the German American Board of Directors, commented on the appointment, “Our entire Board of Directors is pleased to add someone of Zach’s caliber and experience to our Board. We strive to fill our Board with independent, outside members, who operate successful businesses within our market area and who are exceedingly knowledgeable about and well -connected within their industry and their local community. Zach meets and exceeds all of these qualifications. We welcome Zach to the Corporate Board of Directors and are looking forward to his contribution to our Board’s ongoing effort to maximize shareholder value.”

In making the announcement, Mark A. Schroeder, Chairman & CEO, stated, “German American has been fortunate to have had the benefit of Zach’s counsel as a regional advisory board member for the past five years. Therefore, in addition to his strong business acumen, Zach also comes to our Corporate Board with a solid base of understanding of the banking industry and German American’s unique customer-centric, community-focused business model and culture. We expect the value of his counsel will only be enhanced in his new capacity as a Corporate Board member.”

Mr. Bawel stated, “As German American has expanded its footprint throughout Southern Indiana over the course of the past 25 years, and, as previously announced, with planned expansion into South Central and Western, Kentucky, they have earned a reputation as a relationship-oriented, community-based financial institution with the size and sophistication to serve both businesses and consumers. German American has a proven business model and strategy focused on taking care of clients, which has greatly enhanced shareholder value. I look forward to continuing to serve the Company’s shareholders, clients, and local communities as a Corporate Board member.”

Mr. Bawel has served since July 2013 on German American’s regional advisory board for the Dubois, Perry, and Spencer County markets.

ABOUT GERMAN AMERICAN

German American Bancorp, Inc. is a NASDAQ-traded (symbol: GABC) $3.1 billion bank holding company headquartered in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 58 retail banking offices in 20 contiguous southern Indiana counties and one adjacent county in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; the expected impact of U.S. tax regulations passed in December 2017; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.